EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-165804 and No. 333-157566 on Form S-8 of Centrue Financial Corp. of our report dated June 28, 2011 appearing in this Annual Report on Form 11-K of Centrue Bank 401(k) Profit Sharing Plan and Trust for the year ended December 31, 2010.

/s/Crowe Horwath LLP
Crowe Horwath LLP

Oak Brook, Illinois
June 28, 2011